Exhibit 99.1


                   McLeodUSA Announces Continued Extension of
                       Forbearance Agreement with Lenders

o    Company continues preparations for capital restructuring
o    No recovery expected for preferred or common stockholders


CEDAR RAPIDS, Iowa - September 30, 2005 - McLeodUSA Incorporated, one of the nation's largest independent, competitive telecommunications services providers, today announced that the Company and its lenders have agreed to a further extension through October 31, 2005, of the forbearance agreement initially entered into on March 16, 2005, and subsequently extended to September 30, 2005. As previously announced, the Company has been negotiating the terms of a capital restructuring with its lenders. The parties agreed to this continued extension of the forbearance agreement in order to permit completion of these negotiations. Under the terms of the forbearance agreement, the lenders continue to agree not to take any action as a result of non-payment by the Company of certain principal and interest payments and any related events of default through October 31, 2005.

While the Company continues to make significant progress in completing these negotiations, there can be no assurances that the Company will be able to reach an agreement with its lenders regarding a capital restructuring on terms and conditions acceptable to the Company prior to the end of the forbearance period.

Also as previously announced, the capital restructuring alternatives being negotiated with the Company's lenders do not involve any recovery for the Company's current preferred or common stockholders. Accordingly, the Company does not expect its preferred or common stockholders to receive any recovery in a capital restructuring.

The Company believes that by not making principal and interest payment on the credit facilities, cash on hand together with cash flows from operations are sufficient to maintain operations in the ordinary course without disruption of services or negatively impacting its customers or vendors. The Company remains committed to continuing to provide the highest level of service to its customers and to maintaining its strong supplier relationships.

About McLeodUSA
---------------

McLeodUSA provides integrated communications services, including local services, in 25 Midwest, Southwest, Northwest and Rocky Mountain states. The Company is a facilities-based telecommunications provider with, as of June 30, 2005, 38 ATM switches, 39 voice switches, 698 collocations and 432 DSLAMs. The Company today has approximately 1,720 employees. Visit the Company's Web site at www.mcleodusa.com

Some of the statements in this press release include statements about our future expectations. Statements that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Such statements may include projections of financial and operational results and goals, including revenue, EBITDA, Adjusted EBITDA, profitability, savings and cash. In some cases, you can identify these so-called "forward-looking statements" by our use of words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "project," "intend" or "potential" or the negative of those words and other comparable words. These forward-looking statements are subject to known as well as unknown risks and uncertainties that may cause actual results to differ materially from our expectations. Our expectations are based on various factors and assumptions and reflect only our predictions. Factors that could cause actual results to differ materially from the forward-looking statements include technological, regulatory, public policy or other developments in our industry, availability and adequacy of capital resources, our ability to continue as a going concern, our ability to implement a strategic transaction or a capital restructuring, current and future economic conditions, the existence of strategic alliances, our ability to generate cash, our ability to implement process and network improvements, our ability to attract and retain customers, our ability to migrate traffic to appropriate platforms and changes in the competitive climate in which we operate. These and other risks are described in more detail in our most recent Annual Report on Form 10-K filed with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Contact:
McLeodUSA Incorporated, Cedar Rapids, IA
Investor Contact: Bryce Nemitz
Press Contact:    Bruce Tiemann
Phone:  (319) 790-7800